Exhibit 99.1

IPC SENDS LETTER TO VALIDUS OUTLINING IMPORTANT CRITERIA

FOR A NEGOTIATED TRANSACTION

Validus’s Present Offer Is At A 16% Discount To IPC’s May 31 Book Value Per Share Of Approximately $35

HAMILTON, Bermuda – June 15, 2009 – IPC Holdings, Ltd. (NASDAQ: IPCR; BSX: IPCR BH) announced today that it has sent a letter to Validus Holdings, Ltd., in which IPC outlines important criteria to be met for its Board of Directors to recommend the sale of IPC to Validus in a negotiated transaction.

Kenneth L. Hammond, Chairman of IPC, said, “We are committed to maximizing value, and we have been involved in a process to evaluate a range of options available to IPC. As part of this process, we will now give consideration to whether a sale of the company, including a sale to Validus, can maximize value for IPC’s shareholders.

“We reached out to Validus last Friday, June 12, to discuss terms for a negotiated transaction at a price acceptable to IPC. As the primary consideration offered to IPC shareholders is Validus stock IPC needs to perform due diligence on Validus. Over the weekend, IPC and Validus entered into a confidentiality agreement. IPC provided Validus with our initial due diligence request, retained advisors to assist us in the due diligence process and began work.

“Even though Validus has twice revised its offer in light of the fact that its stock has dropped 9% since its March 31 offer, Validus’s current offer continues to be at a significant discount to IPC’s book value. Our unaudited book value per share is approximately $35 at the end of May and the implied value of Validus’s present offer as of June 12, 2009 represents a 16% discount to that value. Validus can now expedite the process by negotiating a transaction at a price that adequately reflects IPC’s value. We would require that any negotiated transaction with Validus would give IPC the right to perform a proactive market check between signing and closing.”

The text of IPC’s letter to Validus follows:

June 15, 2009

Ed Noonan

Validus Holdings, Ltd.

19 Par-La-Ville Road

Hamilton, HM 11

Bermuda

Dear Mr. Noonan:

As you know the Board of Directors of IPC Holdings, Ltd. has been involved in a process to evaluate the options available to IPC to maximize shareholder value. As part of this process, the Board will now determine whether a sale of the company, including a sale to Validus, can achieve that goal.

The purpose of this letter is to outline important criteria which need to be met if the Board is to recommend the sale of IPC to Validus in a negotiated transaction. These criteria are as follows:

Value. IPC’s unaudited book value per share as of May 31, 2009 is approximately $35 per share, based on the estimated number of diluted shares outstanding on that date. Validus’s current offer implies a value of $29.28 as of June 12, 2009, which represents a significant discount of 16% to our May 31 book value. We note that Validus’s market price has materially declined by 9% since you made your initial offer to IPC. Given that IPC shareholders would receive most of the consideration in Validus stock, we need to ensure that the delivered value at closing is protected.

Certainty. With the advent of the hurricane season, we consider it important for IPC and its shareholders that any negotiated sale of IPC not be conditioned upon the absence of catastrophe losses. We consider that any transaction entered into between IPC and Validus should unequivocally commit Validus to purchase IPC regardless of any catastrophe losses or other material adverse change occurring on or after the earlier of the signing of a definitive agreement or June 26, 2009 (the latter being the date on which your exchange offer expires).

Satisfactory Results from Due Diligence. Since the consideration offered to IPC’s shareholders is largely your common stock, we will need to conduct due diligence on Validus, which we will accomplish as quickly as possible. We would note that we have already made progress by entering into a confidentiality agreement with you, providing our initial diligence request to you, retaining due diligence advisors to assist IPC in the due diligence process and beginning work.

Most Expeditious Form of Transaction. You have proposed to IPC and its shareholders three forms by which IPC might be acquired by Validus – a contractual amalgamation, an exchange offer or a scheme of arrangement. In discussions that occurred over the weekend between our advisors, we asked for your views as to which mechanism could be accomplished most expeditiously with our cooperation. You made clear to our advisors that an amalgamation agreement is your preferred option. Accordingly, our focus will be on this structure.

Provision for Break-Up Fee. As you are aware, our amalgamation agreement with Max requires us to pay Max $50 million upon entering into a transaction with you (but not with another party), irrespective of whether the transaction eventually closes. We would expect Validus to cover that expense upon the fee becoming due.

Flexibility to Perform a Market Check. As we have not previously conducted a sale process, we require any definitive agreement to give IPC the right to perform a market check between signing and closing. If we can reach satisfactory agreement on the various criteria outlined in this letter, including value, we would be willing to negotiate with Validus.

We will work with you to see whether we can reach an acceptable transaction for our shareholders.

Sincerely,

/s/ Kenneth L. Hammond
Kenneth L. Hammond
Chairman of the Board of Directors
IPC Holdings, Ltd.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This press release includes statements about future economic performance, finances, expectations, plans and prospects of both IPC Holdings, Ltd. (“IPC”) and Max Capital Group Ltd. (“Max”) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, including the risks described in the definitive joint proxy statement/prospectus of IPC and Max that has been filed with the Securities and Exchange Commission (“SEC”) under “Risk Factors,” many of which are difficult to predict and generally beyond the control of IPC and Max, that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please also refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by each of IPC or Max, as the case may be, with the SEC. Neither IPC nor Max undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise. This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the definitive joint proxy statement/prospectus of IPC and Max, the most recent reports on Form 10-K, Form 10-Q and other documents of IPC or Max, as the case may be, on file with the SEC. Risks and uncertainties relating to the proposed transaction include the risks that: the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; the anticipated benefits of the transaction will not be realized; and/or the proposed transactions will not be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this press release, except as required by law.

ADDITIONAL INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND WHERE TO FIND IT:

This press release relates to a proposed business combination between IPC and Max. On May 7, 2009, IPC and Max filed with the SEC a definitive joint proxy statement/prospectus, which was first mailed to shareholders of IPC and Max on May 7, 2009. On June 4, 2009, IPC and Max filed with the SEC a supplemental joint proxy statement/prospectus, which was first mailed to shareholders of IPC and Max on June 4, 2009. This press release is not a substitute for the definitive joint proxy statement/prospectus that IPC has filed with the SEC, the supplemental joint proxy statement/prospectus or any other document that IPC or Max may file with the SEC or send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

PARTICIPANTS IN THE SOLICITATION:

IPC and Max and their directors and executive officers are participants in the solicitation of IPC and Max shareholders, respectively, in connection with the proposed business combination. Information about IPC’s directors and executive officers is available in the definitive joint proxy statement/prospectus filed with the SEC on May 7, 2009, relating to IPC’s 2009 annual meeting of shareholders; information about Max’s directors and executive officers is available in the amendment to its annual report on Form 10-K, filed with the SEC on April 1, 2009.